UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): July 30, 2001
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                        Convergence Communications, Inc.
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             (Exact name of registrant as specified in its charter)



Nevada                               00-21143                87-0545056
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(State or other jurisdiction of      (Commission File        (IRS Employer
incorporation)                       Number)                 Identification No.)


            102 West 500 South, Suite 320, Salt Lake City, Utah 84101
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               (Address of principal executive offices) (Zip Code)




        Registrant's telephone number, including area code (801) 328-5618
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Item 5:  Other Events

         A. Short-Term Loan. On July 30, 2001, we borrowed $1.75 million on an unsecured basis from an individual residing in Argentina. The loan is due on August 15, 2001. The unpaid principal amount out of the loan bears interest at 15% per annum through that date, and bears interest at a default rate equal to 15% per annum plus 2% per month after that date. In connection with the loan, we paid the lender a commitment fee of 3% of the principal amount of the loan. Our repayment obligations under the loan are subordinated to our payment obligations under our vendor financing relationship with Alcatel. For a more detailed description of our arrangements with Alcatel, see our reports on form 8-K dated July 11, 2001, and March 8, 2001, as well as our annual report on form 10-KSB for the period ending December 31, 2000.

         B. TTI Loan Conversion. In August, 1995 we entered into a loan commitment agreement with Transworld Telecommunications, Inc., or TTI, pursuant to which TTI agreed to lend us up to $1 million and we agreed to repay the amounts we borrowed, together with interest on the principal amounts at the rate of 8% per annum, on August 1, 2001. The commitment is described in greater detail in our filing on Form 10-SB (EDGAR notation 10-12 G/A) dated December 31, 1996.

                  Under the terms of the commitment, we had the option to convert the amounts we borrowed to a ten year term loan (payable in monthly payments of principal and interest) if (i) we were not in default under the commitment agreement as of the conversion date, (ii) there was no material change in our financial condition which TTI reasonably determines is materially adverse to us or which materially increases TTI's risk of non-payment, (iii) the construction and builtout of our systems are, in the determination of TTI, occurring in accordance with the projected schedule agreed to by the parties, and (iv) we provide TTI with certain documentation, including information regarding the way we used the amounts we borrowed under the commitment.

                  On July 31, 2001, we notified TTI that we had elected to convert the loan to a ten year obligation, effective as of that date. As of August 1, 2001, we owed approximately $1.407 million under the commitment (including interest) and, as a result of the conversion, we will be obligated to pay TTI approximately $17,078 per month, beginning September 1, 2001 and through August 30, 2011.

Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.  Not applicable.
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     (b)  Pro Forma Financial Information. Not applicable.
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     (c)  Exhibits. Not applicable.
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                                  CONVERGENCE COMMUNICATIONS, INC.

                                       /s/ Gary Barlow
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                                  By:  Gary Barlow, Chief Accounting Officer
                                  Dated:  August 7, 2001